EXHIBIT E

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: September 20, 2010

KA First Reserve, LLC

By:	KA Fund Advisors, LLC, its managing member

By:	/s/ James C. Baker
Name: James C. Baker
Title: Senior Managing Director

FR KA Holdings LLC

By:	First Reserve GP XI, L.P., its managing member

By:	First Reserve GP XI, Inc., its general partner

By:	/s/ Gary Reaves
Name: Gary Reaves
Title: Vice President

First Reserve GP XI, L.P.

By:	First Reserve GP XI, Inc., its general partner

By:	/s/ Gary Reaves
Name: Gary Reaves Title: Vice President

First Reserve GP XI, Inc.

By:	/s/ Gary Reaves
Name: Gary Reaves Title: Vice President

KA Fund Advisors, LLC

By:	Kayne Anderson Capital Advisors, L.P., its managing member

By:	/s/ David J. Shladovsky
Name: David J. Shladovsky Title: General Counsel

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Kayne Anderson Capital Advisors, L.P.

By:	/s/ David J. Shladovsky
Name: David J. Shladovsky Title: General Counsel

Kayne Anderson Investment Management, Inc.

By:	/s/ David J. Shladovsky
Name: David J. Shladovsky Title: General Counsel

KA Holdings Inc.

By:	/s/ David J. Shladovsky
Name: David J. Shladovsky Title: General Counsel

Richard A. Kayne

/s/ Richard A. Kayne

William E. Macaulay

/s/ William E. Macaulay

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